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                           PAIRGAIN TECHNOLOGIES, INC.


                 EXHIBIT 11.1--COMPUTATION OF EARNINGS PER SHARE

                                                           QUARTER ENDED JUNE 30,              SIX MONTHS ENDED JUNE 30,
                                                     -------------------------------------------------------------------------
PRIMARY EARNINGS PER SHARE                                 1996               1995              1996               1995
                                                     -----------------  ----------------- ------------------ -----------------
                                                                      (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Net income (loss)                                         $   7,570           $ (22,756)        $  13,820         $ (19,614)
                                                          ============        ===========       ============      ============

Calculation of weighted average number of common
  and common equivalent shares:
  Weighted average of common shares outstanding              31,161             29,843             30,952            28,079
  Weighted average of common share equivalents:
    Weighted average warrants outstanding                        20                N/A                 20               N/A
    Weighted average options outstanding                      6,531                N/A              6,517               N/A
    Shares assumed to be repurchased using the
      treasury stock method                                  (1,020)               N/A             (1,192)              N/A
    Shares assumed to be repurchased to reflect
      the effects of tax benefits                              (671)               N/A               (641)              N/A
                                                          ------------        -----------       ------------      ------------

Weighted average number of common and common
  equivalent shares                                           36,021            29,843             35,656            28,079
                                                          ============        ===========       ============      ============

Earnings (loss) per share                                 $     0.21          $  (0.76)         $    0.39         $   (0.70)
                                                          ============        ===========       ============      ============

                                                           QUARTER ENDED JUNE 30,              SIX MONTHS ENDED JUNE 30,
                                                     -------------------------------------------------------------------------
FULLY DILUTIVE EARNINGS PER SHARE                          1996               1995              1996               1995
                                                     -----------------  ----------------- ------------------ -----------------
                                                                      (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Net income (loss)                                         $   7,570          $ (22,756)         $  13,820         $ (19,614)
                                                          ============       ============       ============      ============

Calculation of weighted average number of common
  and common equivalent shares:
  Weighted average of common shares outstanding              31,161             29,843             30,952            28,079
  Weighted average of common share equivalents:
    Weighted average warrants outstanding                        20                N/A                 20               N/A
    Weighted average options outstanding                      6,531                N/A              6,517               N/A
    Shares assumed to be repurchased using the
      treasury stock method                                    (825)               N/A               (990)              N/A
    Shares assumed to be repurchased to reflect
      the effects of tax benefits                              (695)               N/A               (663)              N/A
                                                          ------------        -----------       ------------      ------------

Weighted average number of common and common
  equivalent shares                                          36,192             29,843             35,836            28,079
                                                          ============        ===========       ============      ============

Earnings (loss) per share                                 $    0.21           $  (0.76)         $    0.39         $   (0.70)
                                                          ============        ===========       ============      ============